SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14 (a) of the
                               Securities Exchange Act of 1934
                                       (Amendment No. )


Filed by the Registrant { X }
Filed by the Party other than the Registrant { } Check the appropriate box:

{   }  Preliminary Proxy Statement
{   }  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
{ X }  Definitive Proxy Statement
{   }  Definitive Additional Materials
{   }  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                                 AMREP CORPORATION
        ---------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)


        ---------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{ X }   No fee required.

{   }   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
        and 0-11.

               1) Title of each class of securities to which transaction applies:

                      -----------------------------------------------------

               2) Aggregate number of securities to which transaction applies:

                      -----------------------------------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

                      -----------------------------------------------------

               4)     Proposed maximum aggregate value of transaction:

                      -----------------------------------------------------

               5)     Total fee paid:

                      -----------------------------------------------------

        {   }  Fee paid previously with preliminary materials.

        {   }  Check  box if any  part of the fee is  offset  as  provided  by
               Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)     Amount Previously Paid:

                      ------------------------------------------------------

               2)     Form, Schedule or Registration Statement No:

                      ------------------------------------------------------

               3)     Filing Party:

                      ------------------------------------------------------

               4)     Date Filed:

                      ------------------------------------------------------

                         AMREP CORPORATION

                     (An Oklahoma corporation)

                      -----------------------

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        September 24, 1997

   NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of AMREP CORPORATION (the "Company") will be held at the Crest Room, New York Marriott's Eastside Hotel, 525 Lexington Avenue, New York, New York 10017 on September 24, 1997 at 9:00 A.M. for the following purposes:

   (1)   To elect two directors; and

   (2) To consider and act upon such other business as may properly come before the meeting.

   In accordance with the By-Laws, the Board of Directors has fixed the close of business on August 8, 1997 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment thereof. The list of such shareholders will be available for inspection by shareholders during the ten days prior to the meeting at the offices of the Company, 641 Lexington Avenue, New York, New York 10022.

   Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it to the Company in the self-addressed envelope enclosed for that purpose. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                 By Order of the Board of Directors

                                 Valerie Asciutto, Secretary

Dated:   August 8, 1997
         New York, New York

                             AMREP CORPORATION

                           641 Lexington Avenue

                         New York, New York 10022

                                ----------

                              PROXY STATEMENT

                                ----------

                      ANNUAL MEETING OF SHAREHOLDERS

                  To be Held 9:00 A.M. September 24, 1997


   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AMREP CORPORATION (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on September 24, 1997, and at any adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the meeting and voting. This Proxy Statement, the accompanying Notice of Meeting and proxy form of the Board of Directors have been first sent to shareholders on or about August 13, 1997.

   All properly executed, unrevoked proxies in the enclosed form which are received in time will be voted in accordance with the shareholder's directions and, unless contrary directions are given, will be voted for the election as directors of the nominees named below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting and any continuation or adjournment thereof. Abstentions will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and abstentions have no effect.

  A copy of the 1997 Annual Report of the Company for the fiscal year ended April 30, 1997, including financial statements, accompanies this Proxy
Statement. Such Annual Report does not constitute a part of the proxy solicitation material.

                        VOTING SECURITIES

        Only shareholders of record at the close of business on August 8, 1997, the date fixed by the Board of Directors in accordance with the By-Laws, are entitled to vote at the meeting and any adjournment thereof. As of August 8, 1997, the Company had issued and outstanding 7,368,650 shares of Common Stock, par value $.10 per share. Each share of Common Stock is entitled to one vote on matters to come before the meeting.

        Set forth below is information concerning the ownership as of July 21, 1997 of the Common Stock of the Company by the persons who, to the knowledge of the Board of Directors, own beneficially more than 5% of the outstanding shares:

        Name and Address of             Amount Owned        % of
        Beneficial Owner               Beneficially(1)     Class
        -------------------            ---------------     -----

        Nicholas G. Karabots             2,770,093(2)      37.6%
        P.O. Box 736
        Fort Washington, PA  19034

        Albert Russo                     1,065,220(3)(4)   14.5%
        Lena Russo
        Clifton Russo
        Lawrence Russo
        c/o American Simlex Company
        401 Broadway
        Suite 1712
        New York, New York 10013

        Dimensional Fund Advisors Inc.     450,622(5)       6.1%
        1299 Ocean Avenue
        11th Floor
        Santa Monica, CA  90401

-----------------

        (1) Except as set forth in Footnotes 4 and 5, the beneficial owners have sole voting and investment power over the shares owned.

        (2) Includes 2,000 shares which Mr. Karabots has the right to acquire pursuant to currently exercisable options.

        (3) Includes 500 shares which Mr. Albert Russo has the right to acquire pursuant to currently exercisable options.

        (4) In a Schedule 13D under the Securities Exchange Act of 1934 filed jointly by Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo, the filing persons reported that they share voting power as to 1,064,720 shares representing 14.4% of the outstanding Common Stock of the Company and that Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo have sole dispositive power as to 480,241, 58,740, 270,617, and 255,122 shares, respectively, of that Common Stock representing 6.5%, 0.8%, 3.7%, and 3.4% of the outstanding Common Stock.

        (5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 450,622 shares of Common Stock of the Company, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole investment power over such 450,622 share and sole voting power with respect to 307,520 of such shares.


             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

              The following table sets forth, as of July 21, 1997, certain information regarding the beneficial ownership, or the right to acquire beneficial ownership, of the Common Stock of the Company of each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares beneficially owned:
                                       Amount and Nature of        Percent of
        Name of Beneficial Owner       Beneficial Ownership          Class
        ------------------------   -------------------------    --------------

        Jerome Belson                     45,500(1)                    *
        Edward B. Cloues II                3,500(2)                    *
        David N. Dinkins**                 1,500(2)                    *
        Harvey I. Freeman**                5,500(2)(3)                 *
        Daniel Friedman                   38,924(4)                    *
        Nicholas G. Karabots           2,770,093(5)                  37.6%
        Albert Russo                   1,065,220(6)(7)               14.5%
        Samuel N. Seidman                 10,690(1)                    *
        Mohan Vachani                        500                       *
        James Wall                         8,057(8)                    *
        Valerie Asciutto                       -                       *

        Directors and
        Executive Officers
           as a Group
            (11 persons)               3,949,484                     53.5%

------------------

*       Indicates less than 1%

**      Directors whose terms expire at the time of the 1997
        Annual Meeting and who are not standing for reelection.

(1) Includes 2,500 shares which the individual has the right to acquire pursuant to currently exercisable options.

(2) Includes 1,500 shares which the individual has the right to acquire pursuant to currently exercisable options.

(3)     4,000 of the shares are jointly owned with Mr. Freeman's wife.

(4) Includes 314 shares held in the Company's Savings and Salary Deferral Plan allocated to the account of Mr. Friedman.

(5) Includes 2,000 shares which Mr. Karabots has the right to acquire pursuant to currently exercisable options.

(6) Includes 500 shares which Mr. Russo has the right to acquire pursuant to currently exercisable options.

(7)     In a Schedule 13D under the Securities Exchange Act of
        1934 filed jointly by Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo, the filing persons reported that they share voting power as to 1,064,720 shares representing 14.4% of the outstanding Common Stock of the Company and that Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo have sole dispositive power as to 480,241, 58,740, 270,617, and 255,122 shares, respectively, of that Common Stock representing 6.5%, 0.8%, 3.7%, and 3.4% of the outstanding Common Stock.

(8) Includes 287 shares held in the Company's Savings and Salary Deferral Plan allocated to the account of Mr. Wall.


                      ELECTION OF DIRECTORS

     The Board of Directors has amended the By-Laws of the Company, effective at the 1997 Annual Meeting, to decrease the number of directors from ten to eight. The Board of Directors of the Company is a classified board divided into three classes - Class I consisting, effective on the date of the 1997 Annual Meeting, of two directors, Class II consisting of three directors and Class III consisting of three directors. Each class of directors serves for a term of three years. At this Annual Meeting two Class I directors will be elected to serve until the 2000 Annual Meeting and until their successors are elected and qualified. Although the Board of Directors does not expect that either of the persons named will be unable to serve as a director, should either of them become unavailable for election it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee or nominees selected by the Board.

        The following table sets forth information regarding the nominees of the Board of Directors for election and the directors whose terms of office do not expire this year.

                                     Year First
                                     Elected As   Principal Occupation
Name                         Age     A Director   For Past Five Years
----                        -----    ----------   --------------------

Nominees to serve until the 2000 Annual Meeting (Class I)

Edward B. Cloues II          49         1994      Partner in the law firm of
                                                  Morgan, Lewis & Bockius LLP.


James Wall                   60         1991      Chief Executive Officer
                                                  of AMREP Southwest
                                                  Inc., a wholly-owned
                                                  subsidiary of the
                                                  Company; Senior Vice
                                                  President of the Company.


Directors continuing in office until the l998 Annual Meeting (Class II)

Daniel Friedman              62         1972      Chief Executive Officer
                                                  of Kable News Company,
                                                  Inc., a wholly-owned
                                                  subsidiary of the
                                                  Company; Senior Vice
                                                  President of the Company.

Samuel N. Seidman            63         1977      President of
                                                  Seidman & Co., Inc.,
                                                  investment bankers.

                                     Year First
                                     Elected As   Principal Occupation
Name                         Age     A Director   For Past Five Years
----                        -----    ----------   --------------------

Mohan Vachani                55         1990      Senior Vice President -
                                                  Chief Financial Officer
                                                  of the Company, since
                                                  June 1993; Consultant
                                                  to the Company, from
                                                  September 1992 to June
                                                  1993; Vice President -
                                                  Chief Financial Officer of
                                                  Bedford Properties,
                                                  Inc., a real estate
                                                  management and
                                                  development company,
                                                  from prior to 1992 to
                                                  June 1993.


Directors continuing in office until the 1999 Annual Meeting (Class III)

Jerome Belson                71         1967      Chairman of the Board
                                                  of Belson Enterprises,
                                                  Inc., a real estate
                                                  management company
                                                  operating in excess of
                                                  10,000 high rise
                                                  multi-family
                                                  residential apartments
                                                  in New York; President
                                                  of Associated Builders
                                                  and Owners of Greater
                                                  New York, Inc.;
                                                  Chairman Emeritus of
                                                  Waterhouse Investor
                                                  Services, Inc.

                                     Year First
                                     Elected As   Principal Occupation
Name                         Age     A Director   For Past Five Years
----                        -----    ----------   --------------------

Nicholas G. Karabots*        64         1993      Chairman of the
                                                  Board and Chief
                                                  Executive Officer of
                                                  Spartan Organization,
                                                  Inc., KPG, Inc., the
                                                  general partner of
                                                  Kappa Printing Group,
                                                  L.P., Kappa Publishing
                                                  Group, Inc., Geopedior,
                                                  Inc. as well as other
                                                  affiliated entities,
                                                  which companies are
                                                  engaged primarily in
                                                  the fields of printing,
                                                  publishing and real
                                                  estate.

Albert Russo                 43         1996      Managing Partner, Russo
                                                  Associates, Pioneer
                                                  Realty, 401 Broadway
                                                  Realty Co. and related
                                                  real estate entities;
                                                  Partner, American
                                                  Simlex Co. and Vice
                                                  President, Russ Export
                                                  Corp., importing and
                                                  exporting of textiles.


        Each of the directors other than Mr. Friedman has served continuously since the year in which he was first elected. Mr. Friedman served continuously from 1972 to January 1977, when he resigned. He was reelected as director in September 1980 and has served continuously since.

        Mr. Cloues' law firm  represents Mr.  Karabots and various
corporations   owned  by  him.  He  was   nominated  in  1994  for
election as a director at the recommendation of Mr. Karabots.

----------------

*See "Compensation Committee Interlocks and Insider
Participation" section for information concerning agreement to nominate Mr. Karabots.

The Board of Directors and its Committees


        The Board held six meetings during the last fiscal year.

        The Board has an Executive Committee which generally has the power of the Board and acts as needed between meetings of the Board. Also, in the absence of a Chief Executive Officer it is charged with the oversight of the Company's business. Until September 1996, the Committee members were Messrs. Belson, Cloues, Friedman, Vachani and Wall, with Mr. Cloues the Chairman, but in September Mr. Belson ceased to be a member. In April 1997, the Committee was reconstituted and the members now are Messrs. Cloues, Karabots and Russo with Mr. Cloues continuing as Chairman. Mr. Cloues is compensated for his services as Committee Chairman at the rate of $125,000 per year, and Mr. Belson was compensated for his services as a Committee member at the rate of $25,000 per year, such amounts being in addition to the fees paid them as directors and members of other Committees. The Committee met nine times during the last fiscal year.

        The Board also has an Audit and Examining Committee, a Human Resources Committee and a Stock Option Committee. The Human Resources Committee acts as a compensation committee. The Board does not have a nominating committee. The members of the Audit and Examining Committee receive $750 for each committee meeting attended. The members of the Human Resources Committee receive $500 for each committee meeting attended.

        The Audit and Examining Committee recommends to the Board the engagement of the auditors, reviews the scope and results of the yearly audit by the independent auditors, reviews the Company's system of internal controls and procedures, and investigates where necessary matters relating to the audit functions. It reports regularly to the Board concerning its activities. The current members of this Committee are Messrs. Freeman (Chairman), Belson, Karabots and Seidman. The Committee held four meetings during the last fiscal year.

        The Human Resources Committee makes recommendations to the Board concerning compensation and other matters relating to employees. The current members of the Committee are Messrs. Karabots (Chairman), Cloues, Dinkins and Russo. The Committee did not meet during the last fiscal year.

        The Stock Option Committee grants options under, and administers, the 1992 Stock Option Plan. The current members of the Committee are Messrs. Karabots (Chairman), Cloues, Dinkins and Russo. The Committee did not meet during the last fiscal year.

        In April 1996, the Board established a Special Committee consisting of Messrs. Freeman (Chairman), Belson, Dinkins and Seidman for the purpose of representing the interests of disinterested shareholders in connection with the possible acquisition or disposition by the Company of businesses or other assets. Mr. Freeman, as Chairman of the Committee, received $25,000 plus $1,000 for each meeting of the Committee attended and each of Messrs. Belson, Dinkins and Seidman received $15,000 plus $750 for each meeting attended. Mr. Russo became a member following his election as a Director in September 1996, and he received $750 for each meeting attended. The amounts paid were in addition to the fees paid them as directors and members of other Committees. The Committee's assignment was discontinued during fiscal 1997.

        Each director of the Company except those directors who are employees is paid a fee of $22,500 per annum in addition to fees paid them as members of Committees. In addition, under the Non-Employee Directors Option Plan, each non-employee director receives on the first business day following the Company's Annual Meeting of Shareholders an option covering 500 shares of Common Stock of the Company. The price per share payable upon exercise of such option is either
(i) the mean between the highest and lowest reported sale price of the Common Stock on the date of grant on the New York Stock Exchange, or (ii) the price of the last sale of Common Stock on that date as quoted on the New York Stock Exchange, whichever is higher. For the options granted following the 1996 Annual Meeting the exercise price is $5.1875. Each option becomes exercisable as to all or any portion of the shares covered thereby one year after the date of grant and expires five years after the date of grant.

        The various directors and nominees hold other directorships of public companies as follows:

        Name                     Director of
        ----                     -----------

        Edward B. Cloues II      K-Tron International, Inc.
        David N. Dinkins         Carver Federal Savings Bank
                                 The Cosmetic Center, Inc.
                                 Transderm Laboratories Corp.
                                 WSIS Series Trust
        Samuel N. Seidman        Productivity Technologies Corp.

                      EXECUTIVE COMPENSATION

Executive Compensation

        The Summary Compensation Table below sets forth individual compensation information for each of the Company's last three fiscal years of its four most highly paid executive officers.*

                     SUMMARY COMPENSATION TABLE

                                               Long Term
                                              Compensation
                         Annual               ------------
                        Compensation            Awards
                        ------------          ------------
                                               Securities
Name and                                       Underlying
Principal                                       Options/     All Other
Position             Year  Salary($) Bonus($)(1) SAR's(#) Compensation($)(2)(3)
---------            ----  --------- -------    --------- ---------------

Valerie Ascuitto     1997  178,029      -0-       -0-         1,781
   Senior Vice       1996  169,808      -0-       -0-         1,698
   President and     1995  156,169     8,000      -0-         1,558
   General Counsel(4)


Daniel Friedman      1997  273,475      -0-       -0-         1,525
   Senior Vice       1996  266,516      -0-       -0-         1,519
   President and     1995  260,066     9,000     5,000        1,521
   CEO of Kable News
   Company, Inc.


Mohan Vachani        1997  254,075      -0-       -0-         1,369
   Senior Vice       1996  247,117      -0-       -0-         1,235
   President-Chief   1995  240,583     8,000     5,000        1,904
   Financial
   Officer


James Wall           1997  230,867      -0-       -0-         1,523
   Senior Vice       1996  224,567      -0-       -0-         1,517
   President and     1995  218,675     9,000     5,000        1,519
   CEO of AMREP
   Southwest Inc.

-------------------

(1) 1995 bonus amounts consist of cash paid in 1996 in respect of 1995 performance.

(2) Includes amounts contributed by the Company to the Company's Savings and Salary Deferral Plan.

(3) Other compensation in the form of personal benefits to the named persons has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as to each.

(4) Ms. Asciutto became a Senior Vice President in April, 1997; prior to such date she was Vice President.

--------------------

*    Since January 1996, the Company has not had a CEO.

Option Table

             The following table sets forth the fiscal year end option values with respect to the executive officers named in the Summary Compensation Table based on the market price of the Common Stock of the Company at April 30, 1997. No stock options were granted to or exercised by any of such executive officers during the fiscal year ended April 30, 1997.

                                April 30, 1997 Option Values
                                ----------------------------

                                                         Values of
                           Number of                    Unexercised
                          Unexercised                   In the-money
                          Options at                     Options at
                            4/30/97                       4/30/97(1)
                          ----------                    ------------

                  Exercisable   Unexercisable    Exercisable    Unexercisable
                  -----------   -------------    -----------    --------------

Valerie Ascuitto     4,000            -0-            -0-             -0-

Daniel Friedman      5,000            -0-            -0-             -0-

Mohan Vachani        5,000            -0-            -0-             -0-

James Wall           5,000            -0-            -0-             -0-

----------------

(1) The market price of the Company's Common Stock at April 30, 1997 was $3.69 per share. The exercise prices of all options to purchase shares held by the named officers were in excess of such market price.


Human Resources Committee Executive Compensation Report

             The Human Resources Committee ("HRC"), consisting entirely of non-employee directors, is the Company's Compensation Committee. Its current members are Messrs. Cloues, Dinkins, Karabots and Russo, but until September 1996 its members were Messrs. Belson, Cloues, Dinkins and Karabots. The HRC's recommendations regarding executive compensation other than stock option grants must be approved by the entire Board. The Stock Option Committee, also consisting of non-employee directors, has sole authority to award options. Its current members also are Messrs. Cloues, Dinkins, Karabots and Russo.

            Compensation Policy for Executive Officers
            ------------------------------------------

             The HRC's policy is that the Company's executive officers should be paid a salary commensurate with their responsibilities, and should receive short-term incentive compensation in the form of a bonus determined in accordance with the

Bonus Plan referred to below which takes into account both the Company's profits for a year and the executive's performance during the year. Until the disability of former Chief Executive Officer ("CEO") Anthony B. Gliedman*, the policy with respect to salaries of executive officers other than the CEO was that they should be in amounts recommended by the CEO. However, since the HRC took no actions during fiscal 1997, it did not adopt any objective standards.

             The current salaries of Messrs. Friedman, Vachani and Wall are in amounts so recommended except that they have been increased annually by cost of living adjustments. Such salaries, including the cost of living adjustments, are incorporated in employment agreements, the terms of which now end September 30, 1997. The salary of Ms. Asciutto was fixed at the current amount in accordance with a recommendation made by the HRC, and the basis for the HRC's recommendation was a review of her performance.

             On the recommendation of the HRC, the Board in September l993 adopted the Company's Bonus Plan for Executives and Key Employees pursuant to which in each year that the Company's earnings exceed a formula amount, a percentage of the excess becomes a Bonus Pool. Under this Plan each executive officer other than the CEO is to receive from the Bonus Pool an amount equal to such percentage thereof as the CEO determines, but the bonus amount to any such executive officer may not exceed his or her salary for the applicable year. The HRC has not addressed the need for a CEO's recommendation to administer the Plan because the earnings since adoption of the Plan have been insufficient to fund the Bonus Pool.

             The Stock Option Committee has informed the HRC that its policy generally is to grant options to executives only under the Company's l992 Stock Option Plan ("Plan") and in amounts not exceeding the amounts recommended by the CEO. In the absence of a CEO, the Committee did not consider or grant options under the Plan in fiscal l997.

             Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to each of the Company's Chief Executive Officer and the four other most highly compensated executive officers. The HRC has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000.


---------------

             *Mr. Gliedman became permanently disabled during fiscal 1996 and ceased to be the CEO in January, 1996. No successor has yet been designated.

         Bases for Chief Executive Officer's Compensation
         ------------------------------------------------

Since January 1996, the Company has not had a CEO.


                                       Nicholas G. Karabots, Chairman
                                       Edward B. Cloues II
                                       David N. Dinkins
                                       Albert Russo
                                            Human Resources Committee

Compensation Committee Interlocks and Insider Participation

                On August 4, 1993, pursuant to an agreement with Nicholas G. Karabots and two corporations he then owned, the Company acquired for its Kable News Company subsidiary ("Kable") various rights to distribute magazines, and in payment issued a total of 575,593 shares of the Company's Common Stock. The distribution rights cover various magazines published by unaffiliated publishers as well as magazines published by publishers controlled by Mr. Karabots. In the case of the publishers controlled by Mr. Karabots, the distribution arrangements generally were for terms of seven years with provision for extension for a further three years. As distributor under these distribution agreements, Kable purchases magazines from publishing companies owned or controlled by Mr. Karabots and resells them to wholesalers. During the fiscal year ended April 30, 1997, Kable purchased magazines from such companies for a total of $24,000,000 and resold them at higher prices.* Kable continues as a distributor for such companies. Subsequent to fiscal year end, Kable became the distributor of additional magazines published by publishers controlled by Mr.
Karabots.

            As part of its agreement with Mr. Karabots, the Company proposed him for election to the Board of Directors at the 1993 Annual Meeting and agreed, subject to certain exceptions, that so long as he owns at least one-half of the Common Stock issued in the transaction the Company would propose him for election at each shareholders meeting for the election of directors until July 2003, unless he is already in a Class of the Board whose term continues beyond such meeting.

            Mr. Karabots is Chairman of the Human Resources Committee and also is a member of the Audit and Examining Committee and Chairman of the Stock Option Committee.

------------------

* Kable reports as revenues only the spread between the prices it pays publishers and the prices it receives for copies sold to its wholesaler customers. The $24,000,000 paid Mr. Karabots' companies represents approximately 13% of the approximately $185,000,000 Kable paid all publishers in fiscal 1997.

Performance Graph

            The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Index and the Standards & Poor's Homebuilding Index for the five years beginning April 30, 1992 and ending April 30, 1997 (assuming the investment of $100 in the Company's stock, the S&P 500 Index and the S&P Homebuilding Index on April 30, 1992, and the reinvestment of all dividends).













                             [GRAPH]

















                         1992    1993    1994    1995     1996    1997
                         ----   ------  ------  ------   ------  ------
AMREP CORP.               100    90.38  119.23   96.15    75.00   55.77
HOMEBUILDING INDEX        100   117.16  118.96   95.94   111.29  120.50
S&P 500 INDEX             100   109.24  115.05  135.14   175.97  220.20

Employment Contracts with Executives

            The Company has employment agreements with Messrs. Friedman, Wall, and Vachani. The employment term of each of the agreements, as amended, ends September 30, 1997. The current compensation provided by the agreements is an annual salary in the following amounts:

                    Daniel Friedman          $256,600
                    Mohan Vachani             257,200
                    James Wall                233,700


Mr. Friedman was paid in fiscal 1997 an additional $20,000 to compensate him for the reduction in the pension which will be payable to him under the Company's retirement plan resulting from a change in the tax law, and the Company currently is paying him such additional amount.

            The agreements assume the Company will have a CEO and therefore provide that each of the executives is to receive such percentage of the Bonus Pool as the CEO determines. Earnings have been insufficient to fund the Bonus Pool.

            The employment agreements with Messrs. Wall and Friedman provide that during the employment term each shall be included in the management slate for election as a director and shall be elected to the respective offices presently held by him. The employment agreement with Mr. Vachani provides that during the employment term he shall be elected to the office presently held by him.

            Each of the employment agreements provide for certain continuing payments in the event of the death or disability of the executive.

Retirement Benefits

            The following table sets out estimated annual retirement benefits payable under the life annuity form of pension to a person retiring at age 65, for specified earnings and years of service, estimated as of January 1, 1997. The table does not reflect use of the maximum earnings currently permitted to be taken into account under applicable law ($160,000).


                          Pension Plan Table
Average
Annual Pay(a)               Years of Credited Service
------------- ----------------------------------------------------------

              15 Years    20 Years     25 Years     30 Years    35 Years
              --------    --------     --------     --------    --------
$100,000      $19,203     $25,604      $32,006      $38,407     $44,808
  125,000      24,828      33,104       41,381       49,657      57,933
  150,000      30,453      40,604       50,756       60,907      71,058
  175,000      36,078      48,104       60,131       72,157      84,183
  200,000      41,703      55,604       69,506       83,407      97,308
  225,000      47,328      63,104       78,881       94,657     110,433

(a) The highest average annual earnings in any period of 60 consecutive months.

      Mr. Friedman has twenty-six years of credited service, Mr. Wall has twenty-six years of credited service, Mr. Vachani has three years of credited service and Ms. Asciutto has four years of credited service. Assuming (i) these individuals continue to be employed until age 65, (ii) their annual salaries continue to be at least at current levels, (iii) annual increases of 5% in the maximum earnings of $160,000 currently permitted to be taken into account under applicable law and in the Social Security taxable wage base which is taken into account in calculating retirement benefits under the Company's pension plan, and
(iv) the individuals elect life annuity form of pension, their annual retirement benefits would be as set forth below:

                                            Estimated
                                            Benefit
                                            ---------

                  Valerie Asciutto           $48,600
                  Daniel Friedman*            79,200
                  Mohan Vachani               40,500
                  James Wall                  73,700


Certain Transactions

      See "Compensation Committee Interlocks and Insider Participation" for information concerning transactions with Nicholas G. Karabots.


                             AUDITORS

      The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Shareholders for the fiscal years ended April 30, 1997 and 1996 have been examined by Arthur Andersen LLP, independent public accountants. A representative of Arthur Andersen LLP is expected to attend the meeting with the opportunity to make a statement if the representative desires, and it is expected such representative will be available to respond to appropriate questions from shareholders. The Board of Directors has not yet acted with respect to the selection of auditors for fiscal 1998.


                          OTHER MATTERS

      The Board of Directors knows of no matters which will be presented for consideration at the meeting other than the matters referred to in this Proxy Statement. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

---------------

 * Mr. Friedman's estimated benefit includes amounts "grandfathered" under the law.

                     SOLICITATION OF PROXIES

      The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names. Directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.


SHAREHOLDER PROPOSALS

      From time to time shareholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meetings. To be considered, proposals must be submitted on a timely basis. Proposals for the 1998 meeting must be received by the Company no later than April 10, 1998.


                              By Order of the Board of Directors



                              Valerie Asciutto, Secretary


Dated:  August 8, 1997



             Upon the written request of any shareholder of the Company, the Company will provide to such shareholder a copy of the Company's Annual Report on Form 10-K for 1997, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to Valerie Asciutto, Secretary, AMREP Corporation, 641 Lexington Avenue, New York, New York 10022. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company's reasonable expenses of furnishing exhibits may be charged.

                                         APPENDIX

                                            TO

                                      PROXY STATEMENT

                                            OF

                                     AMREP CORPORATION

                                   Dated August 8, 1997







               The substantive information conveyed by the Performance Graph on Page 17 of the Proxy Statement is contained in the table which appears at the bottom of Page 17.

PROXY                                                 PROXY
                        AMREP CORPORATION

                SOLICITED BY BOARD OF DIRECTORS FOR
                  ANNUAL MEETING OF SHAREHOLDERS

         Crest Room, New York Marriott's Eastside Hotel,
             525 Lexington Avenue, New York, NY 10017
             September 24, 1997, 9:00 A.M. Local Time


           The undersigned hereby appoints Valerie Asciutto and Peter M. Pizza, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 1997 Annual Meeting of Shareholders of AMREP Corporation, and any adjournment thereof, for the election of directors as set forth in the Proxy Statement of the Board of Directors dated August 8, 1997, and upon all other matters which come before said meeting or any adjournment thereof.

           Receipt  of  the  Notice  of  Annual  Meeting  of  Shareholders   and
accompanying Proxy Statement of the Board of Directors is acknowledged.

           Unless otherwise specified, this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.



(Continued and to be dated and signed on reverse side.)


                                   AMREP CORPORATION
                                   P.O. Box 11493
                                   NEW YORK, NY  10203-0493

A vote FOR ITEM 1 is recommended by the Board of Directors.

1.   FOR ELECTION OF TWO (2) DIRECTORS AS DESCRIBED IN THE PROXY
     STATEMENT OF THE BOARD OF DIRECTORS.

     ( ) FOR all nominees   ( ) WITHHOLD AUTHORITY    ( ) *EXCEPTIONS
         listed below:            to vote for all
                               nominees listed below:


Nominees: Edward B. Cloues, II, James Wall

  (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions____________________________________________________________

                                            Change of Address
                                              Mark Here  (  )

                                       If stock is held in the name of more than one person, all holders should sign. Sign exactly as name or names appear at left. Persons signing in a fiduciary capacity should include their title as such.

                                       Dated: ___________________, 1997


                                       --------------------------------
                                                   (Signature)


                                       --------------------------------
                                                   (Signature)

                                       Votes MUST be indicated (x) in Black or
                                       Blue ink.

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY IN THE
ENVELOPE PROVIDED.